Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 22, 2015, relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Report to Shareholders of Schroder U.S. Small and Mid Cap Opportunities Fund, Schroder Emerging Market Equity Fund, Schroder Emerging Market Multi-Cap Equity Fund, Schroder Emerging Markets Small Cap Fund, Schroder International Multi-Cap Value Fund, Schroder Broad Tax-Aware Value Bond Fund, Schroder Emerging Markets Multi-Sector Bond Fund, Schroder Global Strategic Bond Fund, Schroder Long Duration Investment-Grade Bond Fund, Schroder Short Duration Bond Fund, Schroder Total Return Fixed Income Fund, Schroder Global Multi-Asset Income Fund and Schroder Absolute Return EMD and Currency Fund (constituting Schroder Series Trust), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 25, 2016